UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituarch, Israel
972-73-316-3251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Bonuses and Appreciation Unit Payouts

On February 8, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Playtika Holding Corp. (the “Company”) approved the 2020 bonus awards for the Company’s named executive officers and the Company determined the full amount of the annual payouts for fiscal year 2020 to each named executive officer in respect of his appreciation units under the Playtika Holding Corp. Amended and Restated Retention Plan (the “2017-2020 Retention Plan”). The named executive officers’ other compensation for 2020 was previously reported by the Company in the Summary Compensation Table included in the Company's prospectus, dated January 14, 2021 (the “Prospectus”), filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statement on Form S-1, as amended (Registration No. 333-251484). As of the date of the Prospectus, bonuses and the full amounts of the appreciation unit payouts for fiscal year 2020 could not be determined and, therefore, were omitted from the Summary Compensation Table in the Prospectus. In accordance with Item 5.02(f), below is a revised Summary Compensation Table, which includes the bonuses and full amount of appreciation unit payouts to the named executive officers and revised total compensation figures for 2020.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)(4)
Robert Antokol	2020	376,190	16,861,891	310,414,910	—	44,074,722	—	280,463	(5)	372,008,176
Chief Executive Officer	2019	362,239	17,072,745	—	—	27,441,406	—	94,055		44,970,445
Craig Abrahams	2020	290,000	2,219,831	18,702,500	8,238,528	5,245,443	—	6,560	(6)	34,702,862
President and Chief Financial Officer	2019	290,000	2,683,980	—	—	3,265,870	—	6,000		6,245,850
Ofer Kinberg	2020	297,176	2,630,331	11,221,500	6,178,896	5,245,443	—	57,467	(7)	25,630,813
Executive General Manager, Social Casino Division	2019	286,155	2,587,110	—	—	3,265,870	—	54,123		6,193,258
Shlomi Aizenberg	2020	262,214	1,815,689	11,221,500	6,178,896	2,621,895	—	53,342	(8)	22,153,536
Executive General Manager, Casual Games Division	2019	252,490	1,759,387	—	—	1,632,421	—	49,689		3,693,987
Michael Cohen	2020	350,000	1,199,642	11,221,500	6,522,168	2,621,895	—	6,560	(6)	21,921,765
Executive Vice President, General Counsel and Secretary	2019	350,000	1,661,706	—	—	1,632,421	—	6,000		3,650,127
__________

(1)    For 2020, amounts in this column reflect payouts pursuant to the named executive officer’s retention units under the 2017-2020 Retention Plan for 2020 (which amounts were calculated and paid in U.S. Dollars for all named executive officers). Please see the description of such awards under “Retention Plans” in the Prospectus. Also includes annual bonus payouts for 2020 as determined by the Committee on February 8, 2021 in the following amounts: Mr. Antokol, $6,000,000; Mr. Abrahams, $319,000; Mr. Kinberg, $729,500; Mr. Aizenberg, $729,500 and Mr. Cohen, $385,000. The foregoing 2020 annual bonus amounts to our named executive officers Messrs. Kinberg and Aizenberg will be paid in NIS and be converted into U.S. Dollars. For purposes of this table we have used the exchange rate of NIS 3.29 : USD $1.

For 2019, amounts in this column include payouts pursuant to the named executive officer’s Retention Units under the 2017-2020 Retention Plan for 2019 in the following amounts (which amounts were calculated and paid in U.S. Dollars for all named executive officers): Mr. Antokol, $10,822,745; Mr. Abrahams, $1,893,980; Mr. Kinberg, $1,893,980; Mr. Aizenberg, $1,082,275; and Mr. Cohen, $811,706. Please see the description of such awards under “Retention Plans” in the Prospectus. Also includes payouts under our annual bonus plan for 2019 paid in early 2020 in the following amounts: Mr. Antokol, $5,000,000; Mr. Abrahams, $290,000; Mr. Kinberg, $693,130; Mr. Aizenberg, $677,112; and Mr. Cohen, $350,000. Finally, this column includes a discretionary transaction bonus paid to Messrs. Antokol, Abrahams and Cohen in recognition of their efforts towards our financing activities in 2019 of $1,250,000, $500,000 and $500,000, respectively. The foregoing 2019 annual bonus amounts paid to our named executive officers other than Messrs. Abrahams and Cohen were paid in NIS and were converted into U.S. Dollars for purposes of this table using the exchange rate in effect on the applicable payment date (NIS 3.43 : USD $1). Mr. Antokol’s 2019 transaction bonus was paid in NIS and was converted into U.S. Dollars for purposes of this table using the exchange rate in effect on the applicable payment date (NIS 3.48 : USD $1).

(2)    Amounts reflect the full grant-date fair value of RSUs and stock options granted during 2020 calculated in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”), rather than the amounts paid to or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of all RSUs and option awards made to the named executive officers in Note 10 to our financial statements included in the Prospectus.

(3)    Amounts reflect payouts pursuant to the named executive officer’s Appreciation Units under the 2017-2020 Retention Plan for the applicable fiscal year (which amounts are calculated and paid in U.S. Dollars for all named executive officers). Please see the description of such awards under “Retention Plans” in the Prospectus.

(4)    For 2020 amounts, unless otherwise noted in the footnotes above, the compensation for our named executive officers other than Messrs. Abrahams and Cohen was paid in NIS and have been converted to U.S. Dollars using the average exchange rate for 2020 based on the applicable payment dates of such compensation (NIS 3.44: USD $1). For 2019 amounts, unless otherwise noted in the footnotes above, the compensation for our named executive officers other than Messrs. Abrahams and Cohen was paid in NIS and have been converted to U.S. Dollars using the average exchange rate for 2019 based on the applicable payment dates of such compensation (NIS 3.56 : USD $1).

(5)    Amount reflects (A) a contribution of $7,604 by the company to an Israeli pension fund under Israeli law, (B) a contribution of $10,310 by the company to the executive’s severance fund under Section 14 of the Israeli Severance Pay Law—1963, (C) a contribution of $4,119 by the company to an Israeli educational fund, (D) an annual contribution to a long-term disability insurance of $891, and (E) a contribution of $771 by the company as convalescence pay. Also includes a company-paid cell phone allowance of $367, an annual transportation allowance of $21,280, costs incurred by the company for security services of $232,256, a tax gross-up related to company-paid holiday-related gifts, health insurance, and costs associated with company-paid business meetings that are taxable under Israeli law, as well as his children’s participation in a company-sponsored camp of $2,514, and costs incurred by the company for holiday-related gifts of $350.

(6)    For Messrs. Abrahams and Cohen, amount includes 401(k) matching contributions made by us of $6,000 and a $560 wellness benefit. Neither Mr. Abrahams nor Mr. Cohen received perquisites with a value that exceeded $10,000, in the aggregate, in 2020.

(7)    Amount reflects (A) a contribution of $17,926 by the company to an Israeli pension fund under Israeli law, (B) a contribution of $24,757 by the company to the executive’s severance fund under Section 14 of the Israeli Severance Pay Law—1963, (C) a contribution of $4,119 by the company to an Israeli educational fund, (D) an annual contribution to a long-term disability insurance of $1,839, and (E) a contribution of

$771 by the company as convalescence pay. Amount also includes a company-paid cell phone allowance of $136, an annual transportation allowance of $521, a tax gross-up related to company-paid holiday-related gifts, health insurance, and costs associated with company-paid business meetings that are taxable under Israeli law, as well as his children’s participation in a company-sponsored camp of $3,831, costs incurred by the company for holiday-related gifts of $350, and an annual food allowance of $3,218.

(8)    Amount reflects (A) a contribution of $15,180 by the company to an Israeli pension fund under Israeli law, (B) a contribution of $21,844 by the company to the executive’s severance fund under Section 14 of the Israeli Severance Pay Law—1963, (C) a contribution of $5,444 by the company to an Israeli educational fund, (D) an annual contribution to a long-term disability insurance of $2,213, and (E) a contribution of $771 by the company as convalescence pay. Amount also includes a company-paid cell phone allowance of $236, an annual transportation allowance of $500, a tax gross-up related to company-paid holiday-related gifts, health insurance, and costs associated with company-paid business meetings that are taxable under Israeli law, as well as his children’s participation in a company-sponsored camp of $3,831, costs incurred by the company for holiday-related gifts of $350, and an annual food allowance of $2,973.

IPO Bonuses

On February 8, 2021 the Committee approved discretionary transaction bonuses to three of the Company’s named executive officers, Robert Antokol, Craig Abrahams and Michael Cohen, in the amounts of $16,575,000, $5,250,000 and $3,5000,000, respectively, in recognition of their efforts in connection with the Company’s successful completion of its initial public offering on January 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer
Dated as of February 12, 2021